Exhibit 10.1

SECOND AMENDMENT TO CONSULTING SERVICES AGREEMENT

THIS SECOND AMENDMENT TO CONSULTING SERVICES AGREEMENT (this “Second Amendment”) is made and entered into this 11th day of September, 2006, and effective as of October 1, 2006, by and between Helmerich & Payne, Inc. (“H&P”) and Walter H. Helmerich, III (“WHH”).

WHEREAS, H&P and WHH entered into a Consulting Services Agreement (the “Agreement”) on March 30, 1990, as subsequently amended by that certain Amendment to Consulting Services Agreement dated December 26, 1990; and

WHEREAS, H&P and WHH desire to further amend the Agreement as hereafter set forth;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto amend the Agreement as follows:

 Clause (i) of Paragraph 2 of the Agreement is hereby amended to increase WHH’s pay to the annual sum of One Hundred Seventy Thousand Three Hundred Dollars ($170,300), payable in monthly installments of Fourteen Thousand One Hundred Ninety One and 67/100 Dollars ($14,191.67) on the first day of each month.

Except as amended hereby, all terms, conditions, and provisions of the Agreement, as previously amended, shall remain valid and binding.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment in duplicate on the date first written above.

“H&P”

Helmerich & Payne, Inc.

By:	/s/ Steven R. Mackey
Name:	Steven R. Mackey
Title:	Vice President

“WHH”

/s/ Walter H. Helmerich, III
Walter H. Helmerich, III